UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2005

Digital Generation Systems, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 0-27644

Delaware	94-3140772
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

750 West John Carpenter Freeway, Suite 700

Irving, Texas 75039

(Address of principal executive office, including zip code)

(972) 581-2000

(Registrant’s telephone number, Including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE (INFORMATION FURNISHED PURSUANT TO ITEM 12, “DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION”).

On December 15, 2005, Digital Generation Systems, Inc. announced that it has entered into an agreement to merge in a tax-free, stock-for-stock transaction valued at approximately $36.0 million based upon the last reported sale price of DG Systems common stock on the NASDAQ National Market.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

c)                  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated December 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL GENERATION SYSTEMS, INC.

Dated: December 16, 2005	By:	/S/ OMAR A. CHOUCAIR
Omar A. Choucair
Chief Financial Officer (Principal Accounting Officer)